UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 2, 2010

CLST Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22972	75-2479727
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

17304 Preston Road, Suite 420

Dallas, Texas, 75252

 (Address of principal executive offices including Zip Code)

(972) 267-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

As previously disclosed in its Form 8-K/A filed on March 5, 2009, on December 10, 2008, CLST Holdings, Inc. (the “Company”), through CLST Asset Trust II (“Trust II”), a trust wholly owned by CLST Asset II, LLC, a wholly owned subsidiary of CLST Financo, Inc. (“Financo”), which is one of our direct, wholly owned subsidiaries, entered into a purchase agreement to acquire, subject to certain limitations, on or before February 28, 2009, certain receivables, installment sales contracts and related assets of at least $2 million owned by SSPE Investment Trust I (the “SSPE Trust”) and SSPE, LLC (“SSPE”) (the “Purchase Agreement”).   The purchases of receivables by Trust II were financed by cash on hand and by advances under a non-recourse, revolving loan, effective as of December 10, 2008, by and among Trust II, Summit Consumer Receivables Fund, L.P., as Originator, SSPE and SSPE Trust, as Co-Borrowers, Summit and Eric J. Gangloff, as Guarantors, Fortress Credit Corp. (“Fortress”), as the Lender, Summit Alternative Investments, LLC, as the Initial Servicer, Lyon Financial Services, Inc., as the backup servicer, and U.S. Bank National Association, as the collateral custodian (the “Trust II Credit Agreement”) and the letter agreement, effective as of December 10, 2008, among Trust II, Financo, the Originator, the Co-Borrowers, the Initial Servicer, and the Guarantors (the “Letter Agreement”).

As the Company had previously disclosed in its Form 8-K filed on December 18, 2009, on December 15, 2009, the Company received a notice of default (the “First Default Notice”) from Fortress, stating that a servicer default had occurred and was continuing under the Trust II Credit Agreement, as a result of a material adverse effect with respect to the servicer.  The First Default Notice stated that Fair Finance Company (“Fair”), in its capacity as a sub-servicer for assets held by the SSPE Trust, had failed to perform its servicing duties with respect to that portion of the receivables portfolio owned by SSPE Trust for which Fair had been retained as a sub-servicer by the SSPE Trust.  This failure, the First Default Notice asserted, resulted from the ongoing federal investigation of Fair and Timothy Durham, and constitutes a material adverse effect with respect to the servicer and thus a breach of a covenant under the Trust II Credit Agreement.

On March 5, 2010, the Company received another notice of default from Fortress dated February 8, 2010 (the “Second Default Notice” and together with the First Default Notice, the “Default Notices”) stating that an event of default had occurred and was continuing under the Trust II Credit Agreement, as a result of the three-month rolling average Class A default ratio of the receivables exceeding 5.0%.  The Company did not receive the Second Default Notice until March 5, 2010 because it appears that the notice was originally sent to the wrong address.  The Company has informed Fortress of its correct notice address.  The Second Default Notice is furnished herewith in its entirety as Exhibit 10.1.

On March 2, 2010, the parties to the Trust II Credit Agreement entered into that certain Waiver and Release to Revolving Credit Agreement, effective as of February 26, 2010 (the “Waiver”), whereby 1) each event of default declared in the Default Notices was waived, 2) Trust II became the sole borrower under the Trust II Credit Agreement, 3) the outstanding borrowings attributable to SSPE Trust were paid in full, 4) SSPE Trust and their affiliates were released from all further obligations under the Trust II Credit Agreement, and 5) the SSPE Trust assets were removed as pledged collateral for the Trust II Credit Agreement. The Waiver also amended certain terms of the Trust II Credit Agreement including the elimination of Trust II’s right to further borrowings and the requirement for Trust II to pay an unused commitment fee.  The Waiver is furnished herewith in its entirety as Exhibit 10.2.

Item 9.01.                                          Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Default Notice dated February 8, 2010.

10.2	Waiver and Release to Revolving Credit Agreement dated February 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLST HOLDINGS, INC.

Dated: March 8, 2010	By:	/s/ Robert A. Kaiser
Robert A. Kaiser
President and Chief Executive Officer